Exhibit E

Notice of Withdrawal of Tender

Regarding Shares in

iDirect Private Markets Fund

Tendered Pursuant to the Offer to Purchase
Dated August 14, 2026

The Offer and Withdrawal Rights Will Expire at,
and This Notice of Withdrawal Must Be Received by
iDirect Private Markets Fund by
12:00 Midnight, Eastern Time, on September 25, 2026,
Unless the Offer Is Extended.

Complete this form only if you would like to rescind your previous Tender Request.

Complete this Notice of Withdrawal and Return or Deliver to
iDirect Private Markets Fund:

Overnight Delivery:	Regular Mail:
225 Pictoria Drive	PO Box 46707
Suite 450	Cincinnati, OH 45246
Cincinnati, Ohio 45246

For additional information:

Phone: (877) 562-1686
Fax: (402) 963-9094

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Complete this form only if you would like to rescind your previous tender request.

Ladies and Gentlemen:

The undersigned previously tendered all or some of its shares of beneficial interest (“Shares”) in iDirect Private Markets Fund (the “Fund”) for purchase by the Fund by submitting a Letter of Transmittal Regarding Shares in the Fund Dated August 14, 2026 (the “Letter of Transmittal”).

Such tender was in the amount of:

☐	All of the undersigned’s Shares.

☐	That amount of the undersigned’s Shares having the following dollar value:

Class A Shares $_______________ Class I Shares $__________________.

☐	That amount of the undersigned’s Shares whose value is in excess of the required minimum initial investment applicable for the Fund.

As indicated immediately below, the undersigned hereby wishes to withdraw its tender of shares in the Fund such that:

☐	NONE of the undersigned’s Shares will be purchased by the Fund.

☐	SOME of the undersigned’s Shares will be purchased by the Fund and the dollar value of those shares still to be purchased by the Fund is:

Class A Shares $_______________ Class I Shares $__________________.*

*	NOTE: This option may be used only to decrease the dollar value of the Shares to be purchased by the Fund. If an increase in the dollar value of the Shares to be purchased by the Fund is indicated on this form, the Fund shall consider this form null and void and shall process the undersigned’s initial tender request as set forth in its previously submitted Letter of Transmittal.

The undersigned recognizes that, upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, all or some of the undersigned’s Shares in the Fund (as indicated above) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

Account Number:

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

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SIGNATURE(S):

Date: ________________________

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name of Joint Tenant

FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name of Signatory and Title

Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name and Title of Co-Signatory

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